PLEDGE AND SECURITY AGREEMENT

     PLEDGE AND SECURITY AGREEMENT, dated as of September 8, 1998 (this "Agreement"), entered into by and among GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. (together with its successors and assigns, "GBFE") GOLDEN BOOKS HOME VIDEO, INC. (together with its successors and assigns, "GBHV"), GOLDEN BOOKS PUBLISHING COMPANY, INC. (together with its successors and assigns, "GBPC") and GOLDEN PRESS HOLDING, L.L.C. (together with its successors and assigns, "GPH") as secured party hereunder, for its benefit and the ratable benefit of any other holders (the "Holders") of the Notes (defined below). This Agreement is being entered into in connection with, pursuant to and as collateral security for the debts, liabilities and obligations of each of GBFE, GBPC and GBHV arising under or with respect to the Note Purchase Agreement (as defined below) the Notes and the Publishing Notes (as defined below).

     NOW, THEREFORE, in consideration of the premises and the covenants set forth herein and in the Note Purchase Agreement, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     Section 1.1. DEFINED TERMS. As used herein, capitalized terms defined in the Note Purchase Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Note Purchase Agreement. All terms defined in the UCC (defined below) and not otherwise defined herein or in the Note Purchase Agreement shall have the meanings assigned to them in the UCC.

     "Accounts" shall have the meaning ascribed to it by the UCC.

     "Additional GBHV Collateral" shall mean all assets of GBHV other than the Distribution Agreement, the License Agreement, and the Publishing Notes, including without limitation (i) any intercompany indebtedness incurred by GBPC and held by GBHV; (ii) all of GBHV's interests in each of its licenses of intellectual property, whether now held or hereafter acquired or accrued (including, without limitation, each right to use or exploit certain copyrighted or trademarked fictional characters, concepts, works, or images in causing or licensing the production, manufacture, distribution, or exhibition of video and television programs) and titles and accounts receivable in respect thereof;
(iii) all other of GBHV's property, whether now held or hereafter acquired or accrued, including without limitation goods (of whatever nature), intellectual property (of whatever character), negotiable documents, cash, cash equivalents, chattel paper (including certificated securities or instruments which comprise part of such chattel paper), accounts, inventory, equipment, instruments, documents, deposit accounts, investment property, fixtures, contract rights, and general intangibles; and (iv) all books and records related to any of the foregoing.

     "Chattel Paper" shall have the meaning ascribed to it by the UCC.

     "Collateral" shall have the meaning ascribed to it in Article II hereof.

     "Copyrights" shall mean all of the proprietary rights, in whole or in part, of GBFE and any of its subsidiaries related to the Proprietary Programs, whether registered or unregistered, and whether or not the underlying works of authorship have been published, and all works of authorship and other rights therein or derived therefrom, and all right, title and interest to make and exploit all derivative works based upon or adopted from works, now owned or hereafter acquired, covered by such copyright, copyright registrations, copyright applications and proprietary rights, and any renewals or extensions thereof, including, without limitation, (a) the right to print, reproduce, publish and distribute any of the foregoing, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now or hereafter due and/or payable with respect thereto (including, without limitation, payments under all agreements and contracts entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all rights of GBFE and its subsidiaries, corresponding thereto throughout the world and all other rights of any kind whatsoever of GBFE and its subsidiaries, accruing thereunder or pertaining thereto.

     "Copyright Licenses" shall mean all agreements and contracts with any other Person in connection with or referring to, in whole or in part, any of the Copyrights, now owned or hereafter acquired, throughout the world, subject, in each case, to the terms of such agreements and contracts.

     "Distribution Agreement" means that certain Agreement, dated as of November 11, 1997, between GBHV and Sony Music, a Group of Sony Music Entertainment, as in effect on the date hereof.

     "Distributions" shall have the meaning ascribed to it in Section
2.1(b)(iii).

     "Documents" shall have the meaning ascribed to it by the UCC.

     "Equipment" shall have the meaning ascribed to it by the UCC.

     "GBFE Collateral" shall have the meaning ascribed to it by Section 2.1(b).



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

     "Goods" shall have the meaning ascribed to it by the UCC.

     "Home Video Collateral" shall have the meaning ascribed to it by Section 2.1(a).

     "Inventory" shall have the meaning ascribed to it by the UCC.

     "License Agreement" shall mean certain that certain license agreement between GBHV and GBPC, dated as of January 1, 1998, as in effect on the date hereof.

     "Note Purchase Agreement" shall mean that certain Note Purchase Agreement, dated September 8, 1998, by and among GBHV, GBPC, GBFE and GPH.

     "Notes" shall mean the senior secured notes of GBHV issued from time to time in accordance with the Note Purchase Agreement.

     "Obligations" shall mean all of GBFE's, GBPC's and GBHV's respective obligations under the Note Purchase Agreement, the Notes, the Publishing Notes and this Agreement.

     "Person" or "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Pledgor" shall mean each of GBFE and GBHV.

     "Pledged Securities" shall mean the Publishing Notes and the GBFE
Collateral.

     "Proceeds" shall have the meaning ascribed to it by the UCC.

     "Proprietary Program" shall mean any motion picture, the copyright in which is owned, directly or indirectly, by GBPC and which is or becomes licensed to GBHV for distribution pursuant to the Distribution Agreement or License Agreement.

     "Publishing Notes" means the senior notes of GBPC issued to GBHV from time to time and endorsed to GPH in accordance with the Note Purchase Agreement.

     "Records" shall mean all of the present and future books of account of every kind or nature of the Companies, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of either GBFE or GBHV with respect to the foregoing maintained with or by any other Person).

     "Requisite Holders" shall mean the Holder or Holders of at least 66 2/3% in principal amount of the outstanding Notes, unless otherwise provided in the Note Purchase Agreement.

     "Secured Parties" shall mean the collective reference to GPH and any subsequent Holder.

     "Security Interests" means the Lien on the Collateral created by this Agreement in favor of GPH and any subsequent Holders of Notes.

     "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York, provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

                                   ARTICLE II.
                           GRANT OF SECURITY INTERESTS

     Section 2.1. SECURITY INTEREST.

     (a) As security for the prompt and complete payment and performance in full of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest, if any, to the extent such premium or interest is permitted by law, on the Notes and the performance of all other Obligations, GBHV hereby pledges, assigns, transfers and grants to GPH, for the benefit of itself and any subsequent Holders, a security interest in and continuing first priority (other than Additional GBHV Collateral which may be subject to Permitted Encumbrances) Lien on, all of its right, title and interest in, to and under the following, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located (all of which is defined as the "Home Video Collateral"):

     (i) the Distribution Agreement, the License Agreement, the Publishing Notes and the Additional GBHV Collateral, and all rights to receive moneys due and to become due under any of them;



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

     (ii) all rights of GBHV to receive proceeds of any insurance, indemnity, warranty, guaranty or collateral security with respect to the Distribution Agreement, the License Agreement, the Publishing Notes and the Additional GBHV Collateral;

     (iii) all claims of GBHV for damages arising out of or for breach of or default under the Distribution Agreement, the License Agreement, the Publishing Notes and the Additional GBHV Collateral; and

     (iv) to the extent not included in the foregoing, all Proceeds of any of the foregoing.

     (b) As further security for the prompt and complete payment and performance in full of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest, if any, to the extent such premium or interest is permitted by law, on the Notes and the performance of all other Obligations, GBFE hereby pledges, assigns, transfers and grants to GPH, for the benefit of itself and the Holders, a security interest in and continuing first priority Lien (subject to Permitted Encumbrances) on, all of its right, title and interest in, to and under the following property, in each case whether now owned or existing or hereafter acquired or arising, and wherever located (all of which is defined as the "GBFE Collateral"):

     (i) all of the issued and outstanding shares of capital stock of each of GBHV and GBPC (collectively, the "Pledged Shares"), including the certificates representing the Pledged Shares and any interest of GBFE in the entries on the books of any financial intermediary pertaining to the Pledged Shares;

     (ii) all additional shares of capital stock of the respective issuers of the Pledged Shares from time to time acquired by GBFE (which shall remain at all times until this Agreement terminates, certificated shares) which additional shares shall be deemed to be part of the Pledged Shares, including the certificates representing such additional shares and any interest of GBFE in the entries on the books of any financial intermediary pertaining to such additional shares;

     (iii) all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital, income, profits and other property, interests or proceeds from time to time received, receivable or otherwise distributed to GBFE in respect of or in exchange for any or all of the Pledged Shares (the "Distributions"); and

     (iv) to the extent not included in any of the foregoing, all Proceeds of any of the foregoing.



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

     Collectively, the Home Video Collateral and the GBFE Collateral will be referred to as the "Collateral."

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

     Each of GBFE, GBPC (solely with respect to Sections 3.7 and 3.8) and GBHV, jointly and severally, hereby represents and warrants to GPH, which representations and warranties shall survive execution and delivery of this Agreement, as follows:

     Section 3.1. DELIVERY OF PLEDGED SECURITIES. All certificates, agreements or instruments representing or evidencing the Pledged Securities shall be delivered to and held by or on behalf of GPH pursuant to this Agreement and the Note Purchase Agreement. All Pledged Securities shall be in suitable form for transfer by delivery and shall be registered in the name of GPH or, in the case of the Pledged Shares, accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to GPH. GPH shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of GPH or any of its nominees or endorse for negotiation any or all of the Pledged Securities.

     Section 3.2. VALIDITY, PERFECTION AND PRIORITY.

     Upon the filing of UCC-1 financing statements in the jurisdictions identified in Schedule 3.2 and the delivery of the Pledged Securities to GPH pursuant to Section 3.1 above, the security interests in the Collateral granted to GPH hereunder constitute and will constitute valid and continuing first priority perfected security interests therein, superior and prior to all Liens and rights or claims of all other Persons (other than Additional GBHV Collateral which may be subject to Permitted Encumbrances).

     Section 3.3. NO LIENS; OTHER FINANCING STATEMENTS.

     (a) Except for the Security Interests granted to GPH hereunder and, in the case of the Additional GBHV Collateral, Permitted Encumbrances, GBFE or GBHV, as the case may be, owns and, as to all Collateral whether now existing or hereafter acquired, subject to Section 4.6 hereof and the terms of the Note Purchase Agreement, will continue to own, each item of the Collateral free and clear of all Liens, rights and claims, and each of GBHV and GBFE shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to GPH on the Collateral (other than claims against any Additional GBHV Collateral relating to any Permitted Lien).



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

     (b) No financing statement or other evidence of any Lien covering or purporting to cover any of the Collateral is on file and is effective in any public office other than (i) financing statements filed or to be filed in connection with the Security Interests granted to GPH hereunder, (ii) in the case of Additional GBHV Collateral, financing statements relating to any Permitted Lien, and (iii) financing statements for which proper, executed termination statements have been delivered to GPH for filing.

     Section 3.4. CHIEF EXECUTIVE OFFICE. The chief executive office of each of GBFE, GBPC and GBHV is located at 888 Seventh Avenue, New York, New York 10106-4100. The originals of the Records are located at chief executive office. All Records are maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from chief executive office.

     Section 3.5. LOCATION OF INVENTORY. All Inventory constituting Collateral is kept only at (or shall be in transit to) the locations listed on Schedule 3.5 hereto. None of such Inventory is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or other Person.

     Section 3.6. TRADE NAMES; PRIOR NAMES. The only names under which any of GBHV or GBFE has conducted business during the last five years are as set forth on Schedule 3.6 hereto.

     Section 3.7. ACCOUNTS AND CHATTEL PAPER.

     (a) Each Account Receivable and Chattel Paper constituting Collateral arises from the actual and bona fide sale and delivery of goods by the Company or rendition of services by the Company in the ordinary course of its business.

     (b) The representation and warranty contained in this Section shall be deemed to be repeated by GBFE and GBHV as of the time when each respective Account Receivable or Chattel Paper arises.

     Section 3.8. INTELLECTUAL PROPERTY.

     (a) Schedule 3.8(a) sets forth all Proprietary Programs as of the date hereof. The Copyrights in the Proprietary Programs identified on Schedule 3.8(a) are valid and in full force and effect. To the best knowledge of GBPC, after due inquiry, GBPC and its predecessors-in-interest have made all necessary filings and recordations and have complied with all formalities and notice requirements to protect maintain its interest in such Copyrights including, without limitation, all necessary filings and recordings in the United States Copyright Office and all formalities and notice requirements set forth in the 1909 and 1976 Copyright Act.



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

     (b) Schedule 3.8(b) sets forth all Licensed Programs as of the date hereof. Each and every license agreement granting distribution rights to GBPC in the Licensed Programs is in full force and effect on the date hereof. Neither GBPC or GBHV, nor to the best knowledge of GBHV and GBFE after due inquiry, any other party thereto is in default (or would be in default with notice or lapse of time, or both) under, is in violation of (or would be in violation with notice or lapse of time, or both) of, or has otherwise breached said license agreements, whether or not such default has been waived. There are no unresolved disputes under said license agreements.

     (c) Except as identified in Schedule 3.8(d), GBPC has not granted any release, covenant not to sue, or non-assertion assurance to any Person with respect to any of the Copyrights or Copyright Licenses.

     (d) No holding, decision or judgment has been rendered by any Governmental Entity which would limit, cancel or question the validity, registrability or enforceability of any of the Copyrights throughout the world.

     (e) To the best knowledge of GBPC, after due inquiry, no right or any claim exists that is likely to be made under or against any of the Copyrights throughout the world.

     (f) To the best knowledge of GBPC, after due inquiry, no claim has been made and is continuing or threatened that the use by GBPC of any of the Copyrights is invalid or unenforceable or that the use of such Copyrights does or may violate the rights of any Person throughout the world. To the best knowledge of GBPC, after due inquiry, there is currently no infringement or unauthorized use of any of the Copyrights throughout the world.

     (g) No action or proceeding is pending (i) seeking to limit, cancel or question the validity of any of the Copyrights throughout the world or (ii) which, if adversely determined, would be reasonably likely to have a material adverse effect on the value of any such Copyrights throughout the world.

     Section 3.9. DISTRIBUTION AGREEMENT. The Distribution Agreement is in full force and effect on the date hereof. Neither GBHV nor, to the best knowledge of GBHV and GBFE after due inquiry, any other party thereto is in default (or would be in default with notice or lapse of time, or both) under, is in violation (or would be in violation with notice or lapse of time, or both) of, or has otherwise breached the Distribution Agreement, whether or not such default has been waived. There are no unresolved disputes under the Distribution Agreement.

     Section 3.10. LICENSE AGREEMENT. The License Agreement is in full force and effect on the date hereof. Neither GBHV nor GBPC is in default (or would be in default with notice or lapse of time, or both) under, is in violation (or would be in violation with notice or lapse of time, or both) of, or has otherwise breached the License Agreement, whether or not such default has been waived. There are no unresolved disputes under or in respect of the License Agreement.

     Section 3.11. PLEDGED SHARES. All the Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable. The pledge of the Pledged Shares pursuant to this Agreement does not violate Regulation G, T, U or X promulgated under the Securities Exchange Act of 1934, as amended, or any successor statute or regulation as of the date hereof.

                                   ARTICLE IV.
                                    COVENANTS

     Section 4.1. FURTHER ASSURANCES. Each of GBFE and GBHV will from time to time at their own expense, promptly execute, deliver, file and record all further instruments, endorsements and other documents, and take such further action consistent with the terms of this Agreement and the Note Purchase Agreement, as may be required by law for GPH to obtain, or as GPH may deem necessary in obtaining, the full benefits of this Agreement and of the rights, remedies and powers herein granted, including, without limitation, the following:

     (a) the filing of any financing statements, in form reasonably acceptable to GPH, under the UCC with respect to the Liens and security interests granted hereby (and each of GBFE and GBHV hereby authorizes GPH to file any such financing statement without its respective signature to the extent permitted by applicable law); and

     (b) furnish to GPH from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as GPH may reasonably request, all in reasonable detail and in form reasonably satisfactory to GPH.

Notwithstanding the foregoing, each of GBFE and GBHV acknowledges its own obligation, independent of any request by GPH, to maintain with respect to the Collateral, valid and continuing first priority perfected security interests, superior to all Liens and rights or claims of all other Persons; provided, that Additional GBHV Collateral may be subject to Permitted Encumbrances.

     Section 4.2. CHANGE OF NAME, IDENTITY, CORPORATE STRUCTURE, CHIEF EXECUTIVE OFFICES, OR LOCATION OF INVENTORY AND EQUIPMENT. None of GBHV or GBFE shall change its name, identity, corporate structure or the location of its chief executive offices (as specified in Section 3.4 hereof) or location of the Collateral without (i) giving GPH at least thirty (30) days' prior written notice clearly describing such new name, identity, corporate



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

structure or new location and providing such other information in connection therewith as GPH may reasonably request, and (ii) taking all action necessary and reasonably satisfactory to GPH, as may be required by law or as GPH may reasonably request, to maintain the security interest of GPH in the Collateral intended to be granted hereby at all times fully perfected with the same or better priority than exists on the date hereof and in full force and effect. All Accounts, Chattel Paper, Documents and Records of each of GBHV and GBFE will continue to be maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, such chief executive office or a location identified as a location at which Accounts, Chattel Paper, Documents or Records are maintained, controlled and directed on Schedule 3.4, or such new locations as GBHV or GBFE, as applicable, may establish in accordance with this Section 4.2.

     Section 4.3. MAINTAIN RECORDS. Each of GBFE and GBHV will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, but not limited to, the originals of all documentation with respect to all Accounts and records of all payments received and all credits granted on the Accounts, and all other dealings therewith.

     Section 4.4. PAYMENT OF OBLIGATIONS. GBHV or GBFE, as the case may be, will pay, prior to the date when material penalties would attach thereto, all taxes, assessments and governmental charges or levies imposed upon the Collateral, as well as all claims of any kind (including, without limitation, claims for labor, materials, supplies and services) against or with respect to the Collateral, except that no such tax, assessment, charge, claim or levy need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken and (ii) such proceedings do not involve, in the reasonable opinion of GPH, any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein.

     Section 4.5. NEGATIVE PLEDGE. Neither GBFE nor GBHV will create, incur or permit to exist, and each of GBFE and GBHV will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Security Interests created hereby and, in the case of Additional GBHV Collateral, Permitted Encumbrances.

     Section 4.6. LIMITATIONS ON DISPOSITIONS OF COLLATERAL. Neither GBFE nor GBHV will sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, without the prior written consent of the Holders of 66-2/3% of the outstanding Notes.



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

     Section 4.7. PERFORMANCE BY GPH OF THE OBLIGATIONS OF GBHV AND GBFE; REIMBURSEMENT. If any of GBFE, GBPC or GBHV fails to perform or comply with any of its agreements contained herein GPH may, without the consent of any of GBFE, GBPC or GBHV, perform or comply or cause performance or compliance therewith, and the reasonable expenses of GPH incurred in connection with such performance or compliance, together with interest thereon at a rate per annum borne by the Notes, shall be payable by GBHV to GPH on demand and such reimbursement obligation shall be secured hereby.

     Section 4.8. NO IMPAIRMENT. Except as expressly permitted herein or in the Note Purchase Agreement (including, without limitation, in the case of Additional GBHV Collateral, the creation of Permitted Encumbrances) neither GBFE nor GBHV will take or knowingly permit to be taken (to the extent of its power) any action which could impair GPH's rights in the Collateral. GBFE or GBHV shall promptly notify GPH of any changes in fact or circumstance represented or warranted by GBFE or GBHV or that could reasonably be expected to have a material adverse effect with respect to any material portion of the Collateral, of any material impairment of the Collateral and of any claim, action or proceeding affecting title to all or any of the Collateral.

     Section 4.9. INTELLECTUAL PROPERTY AND PROGRAMS.

     (a) Each of GBFE, GBPC and GBHV and each of GBPC's subsidiaries (i) will not do any act, or omit to do any act, whereby any Copyrights may become invalid, unenforceable, abandoned or dedicated and (ii) will take any and all steps necessary to maintain such Copyrights throughout the world.

     (b) GBFE, GBPC and GBHV will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Copyright Office, or any court or tribunal throughout the world, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Copyrights throughout the world and participate in opposition, cancellation, infringement and misappropriation proceedings throughout the world.

     (c) In the event that any of the Copyrights is infringed or misappropriated by a third party, GBFE, GBPC or GBHV shall promptly notify GPH of such infringement or misappropriation and shall promptly sue for infringement or misappropriation, to seek injunctive relief where appropriate and seek to recover any and all damages for such infringement or misappropriation, or take such other actions as GBFE or GPH shall reasonably deem appropriate under the circumstances to protect such Copyrights.

     (d) Inasmuch as GBPC may, from time to time, license to GBHV the distribution rights on home video in additional and/or new Proprietary Programs in connection with which GBPC may possess trademark rights, including trademark registrations, in



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

the titles, characters and/or other indicia, each of GBFE, GBPC and GBHV and each of GBPC's subsidiaries (i) will not do any act, or omit to do any act, whereby any such trademarks or trademark registrations may become invalid, unenforceable, abandoned or dedicated, and (ii) will take any and all steps necessary to maintain such trademarks and trademark registrations.

     Section 4.10. CONCERNING GBPC. GBPC is executing and delivering this Agreement for the sole purpose of making the representations and warranties set forth in Section 3.7 and 3.8 hereof and the covenants set forth in Section 4.9 hereof. Notwithstanding anything to the contrary contained herein, in no event shall anything in this Agreement be construed as a grant by or creation of any Lien by GBPC on any of its assets or properties.

                                   ARTICLE V.
                                POWER OF ATTORNEY

     Each of GBFE and GBHV hereby irrevocably constitutes and appoints GPH and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of GBFE or GBHV, as the case may be, and in the name of GBFE or GBHV, as the case may be, from time to time in GPH's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action, and to execute in any appropriate manner any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement. This power of attorney is a power coupled with an interest and shall be irrevocable until termination of this Agreement pursuant to Section 7.7 hereof.

                                   ARTICLE VI.
                      REMEDIES; RIGHTS; RIGHTS UPON DEFAULT

     Section 6.1. RIGHTS AND REMEDIES GENERALLY. If an Event of Default or Potential Event of Default occurs and is continuing, then and in every such case, GPH shall have all the rights of a secured party under the UCC, shall have all rights now or hereafter existing under all other applicable laws, and, subject to any mandatory requirements of applicable law then in effect, shall have all the rights set forth in this Agreement and all the rights set forth with respect to the Collateral or this Agreement in any other agreement between the parties.

     Section 6.2. ASSEMBLY OF COLLATERAL. If an Event of Default or Potential Event of Default occurs and is continuing, upon written notice from GPH to GBFE and GBHV, GBFE and GBHV shall forthwith, at their own expense, and to the extent commercially practicable, assemble the Collateral (or from time to time any portion thereof) and make it available to GPH at any



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

place or places designated by GPH which is reasonably convenient to the parties.

     Section 6.3. DISPOSITION OF COLLATERAL. If an Event of Default or Potential Event of Default occurs and is continuing, GPH will determine the circumstances and manner in which the Collateral will be disposed of, including, but not limited to, the determination of whether to foreclose on the Collateral if an Event of Default or Potential Event of Default occurs and is continuing. GPH will give GBHV and GBFE reasonable written notice of the time and place of any public sale of the Collateral or any part thereof or of the time after which any private sale or any other intended disposition thereof is to be made. GBHV and GBFE agree that the requirements of reasonable notice to it shall be met if such notice is delivered to its address specified in and in accordance with Section
7.3 hereof (or such other address that GBFE may provide to GPH in writing) at least ten days before the time of any public sale or after which any private sale may be made.

     Section 6.4. PROCEEDS. In respect of Pledged Securities (and Proceeds thereof) or, if an Event of Default or Potential Event of Default occurs and is continuing, in respect of all other Collateral (i) all proceeds and distributions on such Collateral received by (or on behalf of) any of GBFE, GBPC or GBHV shall be held in trust for GPH, segregated from other funds of any of GBFE, GBPC or GBHV in a separate deposit account containing only such proceeds and distributions, and shall forthwith upon receipt thereof, be turned over to GPH in the same form received (appropriately endorsed or assigned to the order of GPH or in such other manner as shall be satisfactory to GPH) and (ii) any and all such proceeds and distributions received by GPH (whether from GBFE or GBHV or otherwise), or any part thereof, may, in the sole discretion of GPH, be held by GPH in a separate account as Collateral hereunder and/or be applied by GPH against the Obligations (whether matured or unmatured) and related expenses, including attorney's fees as provided in Section 6.6 hereof. If any Collateral is sold or leased by GPH on credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment is actually and indefeasibly collected by GPH.

     Section 6.5. CERTAIN RIGHTS UNDER COLLATERAL. In respect of the Publishing Notes (and all Proceeds in respect thereof), or, if an Event of Default or Potential Event of Default occurs and is continuing, in respect of all other Collateral, GPH shall assume all rights and privileges of GBHV and GBFE in such Collateral (including without limitation the Distribution Agreement and the License Agreement), may enforce any provision of or right or as may be otherwise included in such Collateral, and may demand payment of and collect any Accounts and Chattel Paper included in the Collateral and, in connection therewith, each of GBHV and GBFE irrevocably authorizes GPH to endorse or sign the name of each of GBHV and GBFE on all collections, receipts, Instruments and other documents, to take possession of and open mail addressed to each of GBHV and GBFE and remove therefrom payments made with respect to any item of Collateral or proceeds thereof and, in GPH's sole discretion, to grant extensions of time to pay, compromise claims and settle Accounts relating to the Collateral and the like for less than face value.

     Section 6.6. RECOURSE. GBHV or GBFE shall pay or remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to satisfy the Obligations. GBFE and GBHV shall also be liable for all reasonable expenses of GPH incurred in connection with collecting such deficiency, including, without limitation, the reasonable fees and disbursements of any attorneys employed by GPH to collect such deficiency.

     Section 6.7. EXPENSES; ATTORNEYS FEES. GBHV or GBFE shall pay or reimburse GPH for all its reasonable expenses in connection with the exercise of its rights hereunder, including, without limitation, (i) all reasonable attorneys' fees and reasonable legal expenses incurred by GPH and (ii) all filing fees and related expenses contemplated by Section 4.1 hereof. Expenses of retaking, holding, preparing for sale, selling or the like shall include the reasonable attorneys' fees and reasonable legal expenses of GPH. All such expenses shall be secured hereby.

     Section 6.8. LIMITATION ON DUTIES REGARDING PRESERVATION OF COLLATERAL.

     (a) GPH's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as GPH deals with similar property for its own account;

     (b) GPH shall have no obligation to take any steps to preserve rights against prior parties to any Collateral; and

     (c) Neither GPH nor any of its directors, officers, members, employees, representatives or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligations to sell or otherwise dispose of any Collateral upon the request of the Company or otherwise, except with respect to actions taken or omitted with negligence, willful misconduct or in bad faith.

     Section 6.9. RIGHTS NON-EXCLUSIVE. In addition to the rights and remedies set forth above, GPH shall have all the other rights and remedies accorded a secured party after default under the UCC and under all other applicable laws, and under any other Document, and all of such rights and remedies are cumulative and non-exclusive. Exercise or partial exercise by GPH of one or more of its rights or remedies shall not be deemed an election or bar GPH from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of GPH to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully and indefeasibly paid and performed.

     Section 6.10. RIGHTS IN PLEDGED SECURITIES.

     (i) With respect to the Pledged Securities (other than the Publishing Notes) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing:

     (A) GBFE shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities (other than the Publishing Notes) or any part thereof for any purpose not inconsistent with the terms of purposes of this Agreement or the Note Purchase Agreement; provided, however, that GBFE shall not in any event exercise such rights in any manner which may have an adverse effect on the value of the Collateral, the rights inuring to a holder of the Pledged Securities under this Agreement, the Note Purchase Agreement or any other Document or the ability of GPH to exercise the same.

     (B) GPH shall be deemed without further action or formality to have granted to GBFE all necessary consents relating to voting rights and shall, if necessary, upon written request of GBFE and at the sole cost and expense of GBFE, from time to time execute and deliver (or cause to be executed and delivered) to GBFE all such instruments as may reasonably request in order to permit GBFE to exercise the voting which it is entitled to exercise pursuant to
Section 6.10(i)(A).

     (ii) With respect to the Publishing Notes and, upon the occurrence and during the continuance of any Event of Default or Potential Event of Default:

     (A) All rights of GBFE to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 6.10(i)(A) hereof shall cease, and all such rights shall thereupon become vested in GPH, which shall thereupon have the sole right to exercise such voting and consensual rights.

     (B) GBFE and GBHV shall, at their sole cost and expense, from time to time execute and deliver to GPH appropriate instruments as GPH may reasonably request in order to permit GPH to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 6.1(ii)(A) hereof and to receive all Distributions which it may be entitled to receive under this Agreement.

     (iii) All Distributions which are received by GBFE contrary to the provisions hereof shall be received in trust for the benefit of GPH, shall be segregated from other funds of GBFE and shall immediately be paid over to GPH as Collateral in the same form as so received (with any necessary endorsement).

                                  ARTICLE VII.

                                  MISCELLANEOUS

     Section 7.1. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS).

         Section 7.2. NOTICES. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or be registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  IF TO GBPC, GBHV OR GBFE:

                  c/o Golden Books Family Entertainment, Inc.
                  888 Seventh Avenue
                  New York, New York  10106-4100
                  Attention:  Philip E. Galanes, General Counsel
                  Telephone:  (212) 547-4466
                  Facsimile:  (212) 547-6771

                  WITH A COPY TO:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, New York  10005
                  Attention:  Michael Becker, Esq.
                  Telephone:  (212) 701-3000
                  Facsimile:  (212) 269-5420

                  IF TO GPH:

                  Golden Press Holdings, L.L.C.
                  c/o Warburg, Pincus Ventures, L.P.
                  466 Lexington Avenue
                  New York, New York  10017
                  Attention:  Douglas M. Karp
                  Telephone:  (212) 878-0600
                  Facsimile:  (212) 878-9351

                  WITH A COPY TO:

                  Willkie Farr & Gallagher

                  787 Seventh Avenue
                  New York, New York  10019
                  Attention:  Jack H. Nusbaum, Esq.
                  Telephone:  (212) 728-8000
                  Facsimile:  (212) 728-8111

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 7.2.

     Section 7.3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of GBFE, GBPC, GBHV, GPH, all future holders of the Obligations and their respective successors and assigns, except that GBFE, GBPC and GBHV may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of GPH.

     Section 7.4. WAIVERS AND AMENDMENTS. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the terms of Section 9.3 of the Note Purchase Agreement.

     Section 7.5. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of GPH in exercising any right, power or privilege hereunder and no course of dealing between GBHV, GBPC and GBFE and GPH shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy which GPH would otherwise have on any future occasion. The rights and remedies herein expressly provided are cumulative and may be exercised singly or concurrently and as often and in such order as GPH deems expedient and are in addition to any other rights and remedies that GPH would otherwise have whether by security agreement or now or hereafter existing under applicable law. No notice to or demand on either GBFE or GBHV in any case shall entitle GBHV or GBFE to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of GPH to any other or future action in any circumstances without notice or demand.

     Section 7.6. TERMINATION; RELEASE. When the Obligations have been completely paid and performed in full, this Agreement shall terminate, and GPH, at the request and sole expense of GBFE and GBHV, and subject to and in accordance with the applicable terms of the Note Purchase Agreement, will execute and deliver to GBFE and GBHV the proper instruments (including, without limitation, UCC termination statements) acknowledging the termination of this Agreement, and will duly assign, transfer and deliver to GBFE and GBHV, without recourse, representation or warranty of any kind whatsoever, such of the Collateral as may be in possession of GPH and that has not theretofore been disposed of, applied or released, all in accordance with the terms and conditions of the Note Purchase Agreement.

     Section 7.7. HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     Section 7.8. SEVERABILITY. In case any provision in or obligation under this Agreement or the Obligations shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     Section 7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                             GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.



                             By: /s/ Richard E. Snyder
                                -------------------------------------------
                                Name:  Richard E. Snyder
                                Title: Chief Executive Officer


                             GOLDEN BOOKS HOME VIDEO, INC.



                             By: /s/ Richard E. Snyder
                                -------------------------------------------
                                Name:   Richard E. Snyder
                                Title:  Chief Executive Officer


                             GOLDEN BOOKS PUBLISHING COMPANY, INC.



                             By: /s/ Richard E. Snyder
                                -------------------------------------------
                                Name:   Richard E. Snyder
                                Title:  Chief Executive Officer


                             GOLDEN PRESS HOLDING, LLC

                             By:  WARBURG, PINCUS VENTURES, L.P.,
                                  Member


                                   By:  WARBURG, PINCUS & CO.,
                                        General Partner


                                   By: /s/ Douglas M. Karp
                                       -------------------------------------
                                       Name:   Douglas M. Karp
                                       Title:  Partner